Exhibit 99.1

Empire Resorts Contact: Charles A. Degliomini Senior VP, Communications & Government Relations (845) 807-0001	Investor Contact: Elric Martinez/Jody Burfening Lippert/Heilshorn & Associates, Inc. (212) 838-3777 emartinez@lhai.com

Concord Associates Contact: Louis Cappelli (914) 769-6500

GOVERNOR PATERSON SIGNS CONCORD DEVELOPMENT BILL

Monticello NY, July 8, 2008 – Empire Resorts, Inc. (NASDAQ: NYNY) and Concord Associates announced that Governor David Paterson has signed legislation granting an enhanced revenue structure to cover expenditures of a $1 billion dollar world-class gaming resort destination at the site of the historic Concord Hotel in Sullivan County, N.Y. The project is scheduled to open in 24 months. Demolition of the existing structures will be completed in July, when new construction is slated to begin.

David P. Hanlon, CEO of Empire Resorts, said, “Now that Governor Paterson has signed the program bill, we have cleared the final legislative hurdle and are excited to turn our attention to building a first-class resort and gaming facility in the Catskills with our partner Concord Associates that will restore the Catskills as a premier tourist region. We still plan to complete demolitation of the existing Concord Hotel structures and begin construction in July.”

About Empire Resorts, Inc.

Empire Resorts operates the Monticello Gaming & Raceway and is involved in the development of other gaming and non-gaming resort projects in the Catskills. Additional information can be found at www.empiresorts.com.

About Cappelli Enterprises

Cappelli Enterprises is a leading real estate developer and general contractor in the Northeast. Headquartered in Valhalla, NY, the company has built more than 10 million square feet of mixed use, retail, waterfront, residential, office building, laboratory and parking facilities. Cappelli has been the driving force behind the dramatic revivals of downtown White Plains and downtown New Rochelle. In White Plains, the company’s developments include the highly successful 1 million-square-foot City Center complex including the sold-out Trump Tower, Westchester’s first luxury high-rise condominium and Renaissance Square, which features The Ritz-Carlton, Westchester hotel and the The Residences at The Ritz-Carlton, Westchester condominium towers. In downtown New Rochelle, Cappelli is developing Trump Plaza, a 34-story luxury condominium tower, and is in the final stages of city review for LeCount Square, a 1,150,000-square-foot mixed-use development featuring retail, office, residential and hotel uses. Cappelli is undertaking a $50 million reconfiguration of the New Roc City entertainment center into a major retail hub that will include Target and another national retail department store as anchor tenants. www.cappelli-inc.com

Statements in this press release regarding the company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties, including the need for regulatory approvals, financing and successful completion of construction. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties including (i) the risk that the Company’s proposed joint venture with Concord Associates is not completed or the Company is not able to develop a Class II or Class III casino; (ii) the risk that financing necessary for the proposed programs or projects may not be able to be obtained because of credit factors, market conditions or other contingencies, (iii) the risk of non-compliance by various counterparties of the related agreements, and (iv) general risks affecting the company as described from time to time in it's reports filed with the Securities and Exchange Commission. For a full discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the company's Annual Report or Form 10-K for the most recently ended fiscal year.